UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2018

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Telenet BVBA (the “Company”) as original borrower, the Company, Telenet International Finance S.à r.l., Telenet Financing USD LLC and Telenet Group BVBA as guarantors (each an “Original Guarantor” and together the “Original Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and KBC Bank NV as security agent (the “Security Agent”), among others, are parties to a Credit Agreement, originally dated August 1, 2007, as amended from time to time, and most recently amended and restated August 10, 2017 (the “Credit Agreement”). Each Original Guarantor is a direct or an indirect wholly-owned subsidiary of Telenet Group Holding NV and Telenet Group Holding NV is an indirect majority-owned subsidiary of Liberty Global plc.

Capitalized terms used below shall have the meanings given to them in the Amended Credit Agreement (as defined below).

On November 16, 2018, the Company, the Original Guarantors, the Facility Agent and the Security Agent, among others, entered into a supplemental agreement (the “Supplemental Agreement”) to amend and restate the Credit Agreement (the Credit Agreement, as amended and restated by the Supplemental Agreement, the “Amended and Restated Credit Agreement”) to, among other things:

•	allow members of the Bank Group to issue notes and on-lend the proceeds of such notes to members of the Bank Group under an Additional Facility made available under the Amended Credit Agreement;

•	allow Affiliates that are members of the Wider Group to accede as Additional Guarantors and be members of the Bank Group;

•
allow the Bank Group to change its reporting standards between US GAAP and IFRS and to fix such accounting principles to an interpretation of US GAAP or IFRS (as applicable) at a particular point in time;

•	reduce the Majority Lender voting threshold from 66 2/3% to more than 50%;

•	allow the Bank Group to change from reporting on a last two quarters annualized basis to a last twelve months basis;

•
increase flexibility in connection with Permitted Acquisitions, Permitted Disposals, Permitted Financial Indebtedness, Permitted Payments, Permitted Security Interests and incurring indebtedness under Additional Facilities and increasing Commitments in existing Facilities;

•	increase flexibility in connection with curing a breach of a financial covenant; and

•	include restrictions on lenders entering into certain sub-participations.

All loans and commitments outstanding under the Credit Agreement continue to be outstanding under the Amended and Restated Credit Agreement.

The Supplemental Agreement and the Amended and Restated Credit Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Name

4.1
Supplemental Agreement dated November 16, 2018 between among others, Telenet BVBA as company, The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent and attached as a schedule thereto, a copy of Amended and Restated Credit Agreement dated November 16, 2018, between, amongst others, Telenet BVBA as original borrower and The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 23, 2018